UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2026 (October 1, 2026)

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-35741	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CHMG	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events

On October 1, 2026, Chemung Canal Trust Company (the “Bank”), the wholly owned subsidiary of Chemung Financial Corporation, completed its conversion from a New York chartered trust company to a national bank following its approval by the Office of the Comptroller of the Currency (the “OCC”). Following completion of the conversion, the Bank will now operate under the name “Chemung Canal Trust Company, National Association” and be subject to supervision, regulation, and examination by the OCC. The Bank will continue to operate as the same corporate entity in the same structure as it did prior to its conversion.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

October 1, 2026	By: /s/ Dale M. McKim III
Dale M. McKim III
Chief Financial Officer and Treasurer